Exhibit 4.1

GUARANTOR SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 19, 2017, among Adient Global Holdings Ltd, a public company incorporated under the Companies (Jersey) Law 1991 under company number 121385, having its registered office at 3rd floor, 37 Esplanade, St Helier, Jersey, JE2 3QA (together with any successors thereto, the “Issuer”), Adient Global Holdings S.à r.l., a private limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 214.737 (“Adient Holdings”), Adient Global Holdings Luxembourg S.à r.l., a private limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 214.747 (“Adient Luxembourg Holdings”), Adient Holding Ireland Limited (“Adient Ireland” and, together with Adient Holdings and Adient Luxembourg Holdings, the “New Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Issuer, the Trustee, Elavon Financial Services DAC, UK Branch, as Paying Agent, and Elavon Financial Services DAC, as Transfer Agent and Registrar, have heretofore executed an indenture, dated as of August 19, 2016 (as amended, supplemented or otherwise modified, the “Indenture”; capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated), providing for the issuance of the Issuer’s 3.50% Senior Unsecured Notes due 2024 (the “Securities”), initially in the aggregate principal amount of €1,000,000,000;
WHEREAS, Section 5.01 of the Indenture provides that under certain circumstances the Issuer is required to cause Adient Holdings and Adient Luxembourg Holdings to execute and deliver to the Trustee a supplemental indenture pursuant to which such New Guarantors shall guarantee the Guaranteed Obligations;
WHEREAS, the Issuer desires to cause Adient Ireland to execute a supplemental indenture pursuant to which Adient Ireland will guarantee the Guaranteed Obligations; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the New Guarantors and the Issuer are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
1.Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.Agreement to Guarantee. Each of the New Guarantors hereby agrees, jointly and severally with all existing Guarantors (if any), to guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.Notices. All notices or other communications to any of the New Guarantors shall be given as provided in Section 12.02 of the Indenture.

4.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Exhibit 4.1

6.Trustee Makes No Representation. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the New Guarantors, in each case, by action or otherwise, (iii) the due execution hereof by the Issuer and the New Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

7.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

8.Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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Exhibit 4.1

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ADIENT GLOBAL HOLDINGS LTD

By:	/s/ Chris E. Schmidt
Name: Chris E. Schmidt
Title: Authorized Representative

SIGNED AND DELIVERED as a DEED
for and on behalf of

ADIENT HOLDING IRELAND LIMITED

as a Guarantor
by its lawfully appointed attorney

/s/ Chris E. Schmidt
Name: Chris E. Schmidt
Title: Attorney

in the presence of:

/s/ David Knaff
Signature of witness

David Knaff
Name of witness

Attorney
Occupation of witness

833 E. Michigan, Milwaukee WI, USA
Address of witness

[Signature Page to EUR Supplemental Indenture]

Exhibit 4.1

ADIENT GLOBAL HOLDINGS LUXEMBOURG S.À R.L., as a Guarantor

By:	/s/ Chris E. Schmidt
Name: Chris E. Schmidt
Title: Authroized Signatory

ADIENT GLOBAL HOLDINGS S.À R.L., as a Guarantor

By:	/s/ Chris E. Schmidt
Name: Chris E. Schmidt
Title: Authroized Signatory

[Signature Page to EUR Supplemental Indenture]

Exhibit 4.1

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Peter M. Brennan
Name: Peter M. Brennan
Title: Vice President

[Signature Page to EUR Supplemental Indenture]